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                                                                    Exhibit 23.1


                          CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Wellman, Inc. for the registration of securities (including up to $400,000,000 of common stock, debt securities, warrants, stock purchase contracts and units) and to the incorporation by reference therein of our reports dated March 14, 2006, with respect to the consolidated financial statements of Wellman, Inc., Wellman, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Wellman, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005 and the related financial statement schedule of Wellman, Inc. included therein, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP


Charlotte, North Carolina
April 4, 2006